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                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY



                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         The first Amendment (the "Amendment") to the Agreement and Plan of Merger dated June 29, 2001 (the "Merger Agreement") by and among First Fortis Life Insurance Company, the Voting Trustees under that certain Voting Trust Agreement dated June 1, 1999, Fortis, Inc., Bankers American Life Assurance Company, the Voting Trustees under that certain Voting Trust Agreement dated August 20, 1999 and American Bankers Insurance Group, Inc., is effective as of October 30, 2001.

                                    RECITALS:

         WHEREAS, the parties have entered into the Merger Agreement; and

         WHEREAS, the parties desire to amend the Merger Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 3.1: Section 3.1 of the merger agreement is deleted and replaced in its entirety by the following:

         "Section 3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the BALAC Common Stock or holders of any shares of the FFLIC Common
Stock:

         (a) BALAC Common Stock. Each issued and outstanding share of the BALAC Common Stock shall be cancelled.

         (b) FFLIC Common Stock. Each issued and outstanding share of the FFLIC Common Stock shall remain outstanding, unaffected by the Merger."

         2. Except as expressly set forth herein, the Merger Agreement shall remain in full force and effect, unamended.



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         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf on the day and year first above written.

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
                                                      FIRST FORTIS LIFE INSURANCE
                                                      COMPANY

         Attest: /s/                                  By:      /s/
                 -----------------------------                 -----------------------------------

                                                      Name:    Robert B. Pollock
         Secretary
         [Corporate Seal}                                      Title:   President, CEO


                                                      BANKERS AMERICAN LIFE
                                                      ASSURANCE COMPANY

         Attest: /s/                                  By:      /s/
                 -----------------------------                 -----------------------------------

                                                      Name:    Robert B. Pollock
         Secretary
         [Corporate Seal}                                      Title:   President, CEO


                                                      BALAC TRUST


                                                      By:      /s/
                                                               -----------------------------------

                                                      Name:    J. Kerry Clayton

                                                      Title:   Proxy for the Voting Trustees,
                                                               pursuant to the proxy dated August 20,
                                                               1999 and assigned by J.L.M. Bartelds, H.J.
                                                               Hielkema and B.J.H.S. Feilzer

                                                      FFLIC TRUST


                                                      By:      /s/
                                                               -----------------------------------

                                                      Name:    J. Kerry Clayton

                                                      Title:   Proxy for the Voting Trustees,
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                                      pursuant to the proxy dated August 20,
                                      1999 and assigned by J.L.M. Bartelds, H.J.
                                      Hielkema and B.J.H.S. Feilzer



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

                                                      AMERICAN BANKERS INSURANCE
                                                      GROUP, INC.

         Attest: /s/                                  By:      /s/
                 -----------------------------                 -----------------------------------

                                                      Name:    Robert B. Pollock
         Secretary
         [Corporate Seal}                                      Title:   CEO, Executive Vice President


                                                      FORTIS, INC.


         Attest: /s/                                  By:      /s/
                 -----------------------------                 -----------------------------------

                                                      Name:    J. Kerry Clayton
         Secretary
         [Corporate Seal}                                      Title:   President, CEO
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